UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________

FORM 8-K
_________

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) – August 18, 2009

RF MONOLITHICS, INC.
(Exact name of Registrant as Specified in Charter)

Delaware	0-24414	75-1638027

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4441 Sigma Road Dallas, Texas 75244

(Address of Principal Executive Offices)(Zip Code)

Registrant's telephone number, including Area Code - (972) 233-2903

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On August 18, 2009, the Compensation  Committee (the  "Committee") of the Board of Directors (the "Board") of RF Monolithics, Inc. (the "Company"), approved the grant of 10,000  Restricted  Stock Units  (“RSUs”) to each  non-employee  director (collectively,  the  "Non-Employee  Directors")  serving on the  Board,  who are Michael R. Bernique,  William L. Eversole, Rick L. Herrman and Jonathan W. Ladd.  These grants to each of the Non-Employee Directors will vest fully on November 30, 2009.

As previously announced the Company has suspended payment of retainer and meeting fees for Non-Employee Directors.

The foregoing grants were made pursuant to the RF Monolithics, Inc. 2006 Equity Incentive Plan, as amended (the "2006 Plan").  When and to the extent that each of the RSUs vests, subject to the terms and conditions of the award and the 2006 Plan, the recipient will be entitled to receive one share of the Company's common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RF MONOLITHICS, INC.

		By:	/s/ Harley E. Barnes III
Harley E. Barnes III
Chief Financial Officer

Date:	August 20, 2009